UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

OCEAN ELECTRIC INC.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 23, 2012, the Board of Directors of Ocean Electric Inc. (the “Company”) concluded that the Company’s previously filed audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the unaudited financial statements for the three months ended March 31, 2012 and the six months ended June 30, 2012, included in the Company Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, respectively, should no longer be relied upon because of the method whereby the Company had reflected the acquisition cost of the off-shore wind technology that it had acquired.  The Company has determined that it should restate its financial statements to reflect the acquisition cost of the off-shore wind energy technology to be valued at the transferor’s historical cost.

The Company’s Board of Directors discussed the matters disclosed herein with the Company’s independent accountant, PLS CPAS.

The Company has restated its financial statements for the year ended December 31, 2011, as well as its financial statements for the quarters ended March 31, 2012 and June 30, 2012, and has filed restated audited financial statements for the year ended December 31, 2011 in an Annual Report on Form 10-K/A as well as restated unaudited interim financial statements for the quarterly periods ended March 31, 2012 and June 30, 2012, on Quarterly Reports on Form 10-Q/A.  The Company believes that these restated filings contain disclosures that are adequate and appropriate to restate the relevant financial information for the accounting errors noted with respect to previous reporting periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN ELECTRIC INC.

Date: November 28, 2012	By	/s/ Ricardo Prats
Ricardo Prats, President

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